Exhibit 99.1

Media Contact	Investor Contact

Dan Smith	Tom Morabito

PAETEC	PAETEC

(469) 341-3129	(585) 340-5413

FOR IMMEDIATE RELEASE

PAETEC Holding Announces Preliminary Second Quarter Revenue

FAIRPORT, N.Y. (August 1, 2008) – PAETEC Holding Corp. (NASDAQ GS: PAET) today announced that, based on preliminary financial data, it expects that it will report total revenue in the range of $401 to $406 million for the second quarter of fiscal 2008. “Our customers appear to be facing notable economic pressures due to the difficult macroeconomic environment, as we have seen softness in minute-sensitive usage, increased pricing pressure during contract renewal, and a modest increase in customer turnover,” said PAETEC Chairman and CEO Arunas A. Chesonis. “Although we are still finalizing our second quarter 2008 results, we expect them to fall short of our forecasts. As a result, we now believe that we will not be able to achieve our existing guidance for full-year 2008.”

“For the longer term, we continue to be confident in our financial strength and positioning,” said Keith Wilson, PAETEC’s Chief Financial Officer. “New sales have been largely on track with expectations and we have been making significant progress on the integration of the businesses we have acquired, including McLeodUSA. In the near term, however, we expect conditions to remain challenging. Although we have pursued a variety of cost savings initiatives since mid-June, cost of sales and selling, general, and administrative expenses for the second quarter generally tracked to anticipated revenue generation. As a result, we anticipate that second quarter adjusted EBITDA* will be substantially in line with first quarter 2008 actual adjusted EBITDA of $59.5 million. We also expect to be free cash flow* positive for the 22nd consecutive quarter. We plan to discuss our detailed quarterly results, as well as our revised full-year 2008 expectations, during our second quarter conference call.”

*	Neither “adjusted EBITDA” nor “free cash flow” is a measurement of financial performance under accounting principles generally accepted in the United States. See the discussion of adjusted EBITDA and free cash flow below.

PAETEC has not filed its quarterly report on Form 10-Q for the second quarter of fiscal 2008. As a result, all financial results described in this press release should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time PAETEC is in a position to complete this filing.

Release of Results and Conference Call

PAETEC plans to release its second-quarter 2008 results on Wednesday, August 13, 2008 after the market close, and will host a conference call that day at 5:00 p.m. ET.

Conference call details are as follows:

Call Date:	August 13, 2008

Call Time:	5:00 p.m. ET

US/Canada Dial In:	(800) 706-7749

International Dial In:	(617) 614-3474

Passcode:	38475060

Webcast: www.paetec.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=190031&eventID=1913747

Replay details are as follows:

Replay Dates:	August 13, 2008, 7:00 p.m. through August 27, 2008

US/Canada Replay Dial In:	(888) 286-8010

International Replay Dial In:	(617) 801-6888

Passcode:	10223507

Replay Webcast: www.paetec.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=190031&eventID=1913747

Adjusted EBITDA

Adjusted EBITDA, as defined by PAETEC, represents net income (loss) before interest expense, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, loss on extinguishment of debt, and integration/restructuring costs. PAETEC’s adjusted EBITDA is not a financial measurement prepared in accordance with United States generally accepted accounting principles, or “GAAP.” The most directly comparable financial measurement prepared in accordance with GAAP is net income (loss). Adjusted EBITDA is used by PAETEC’s management, together with financial measurements prepared in accordance with GAAP such as revenue and cash flows from operations, to assess PAETEC’s historical and prospective operating performance. Management uses adjusted EBITDA to enhance its understanding of PAETEC’s core operating performance, which represents management’s views concerning PAETEC’s performance in the ordinary ongoing and customary course of its operations. Management also uses this measure to evaluate PAETEC’s performance relative to that of its competitors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview-Adjusted EBITDA Presentation” in PAETEC’s Annual Report on Form 10-K for its 2007 fiscal year for additional information regarding management’s reasons for including adjusted EBITDA data and for material limitations with respect to the usefulness of this measurement. The table below sets forth a reconciliation of first quarter 2008 adjusted EBITDA to first quarter 2008 net loss, as net loss is calculated in accordance with GAAP:

Three Months Ended March 31, 2008
Net loss	$(2,950)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	40,609
Interest expense, net of interest income	17,578
Benefit from income taxes	(3,909)

EBITDA	51,328

Stock-based compensation	6,026
Integration/restructuring costs	2,106

Adjusted EBITDA	$59,460

Free Cash Flow

Free cash flow, as defined by PAETEC, consists of adjusted EBITDA less capital expenditures (purchases of property and equipment). Free cash flow, as defined by PAETEC, is not a financial measurement prepared in accordance with GAAP. The most directly comparable financial measurement prepared in accordance with GAAP is net cash provided by (used in) operating activities. PAETEC has included data with respect to free cash flow because its management believes free cash flow provides a measure of the cash generated by PAETEC’s operations before giving effect to non-cash accounting charges, changes in operating assets and liabilities, acquisition-related items, tax items and similar items that do not directly relate to the day-to-day cash expenses of PAETEC’s operations, and after giving effect to application of capital expenditures.

PAETEC’s management uses free cash flow to monitor the effect of PAETEC’s daily operations on its cash reserves and its ability to generate sufficient cash flow to fund PAETEC’s scheduled debt maturities and other financing activities, including potential refinancings and retirements of debt, and other cash items. PAETEC’s management believes that consideration of free cash flow should be supplemental, however, because free cash flow has limitations as an analytical financial measure. These limitations include the following:

•

free cash flow does not reflect PAETEC’s cash expenditures for scheduled debt maturities and other fixed obligations, such as capital leases, vendor financing arrangements and the other cash items excluded from free cash flow; and

•	free cash flow may be calculated in a different manner by other companies in PAETEC’s industry, which limits its usefulness as a comparative measure.

PAETEC’s management compensates for these limitations by relying primarily on PAETEC’s results under GAAP to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are not reflected in free cash flow. As a result of these limitations, free cash flow should not be considered as an alternative to net cash provided by (used in) operating activities, investing activities, financing activities or changes in cash and cash equivalents as calculated in accordance with GAAP, nor should it be used as a measure of the amount of cash available for debt service or for the payment of dividends or other discretionary expenditures.

Forward-Looking Statements

Except for statements that present historical facts, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. These statements, which include forecasts of total revenue, adjusted EBITDA and capital expenditures, involve known and unknown risks, uncertainties and other factors that may cause PAETEC’s actual operating results, financial position, levels of activity or performance to be materially different from those expressed or implied by such forward-looking statements. Some of these risks, uncertainties and factors are discussed under the caption “Risk Factors” in PAETEC’s 2007 Annual Report on Form 10-K and in PAETEC’s subsequently filed SEC reports. They include, but are not limited to, the following risks, uncertainties and other factors: PAETEC’s ability to integrate the business and operations of US LEC Corp. and McLeodUSA Incorporated; PAETEC’s ability to implement its acquisition strategy; PAETEC’s ability to manage its business effectively; PAETEC’s ability to attract and retain qualified personnel and sales agents; the continued availability of necessary network elements at acceptable cost from competitors; competition in the markets in which PAETEC operates; changes in regulation and the regulatory environment; industry consolidation; failure to obtain and maintain network permits and rights-of-way; failure to adapt product and service offerings to changes in customer preferences and in technology; PAETEC’s involvement in disputes and legal proceedings; effects of network failures, system breaches, natural catastrophes and other service interruptions; PAETEC’s ability to maintain and enhance its back office systems; future sales of PAETEC’s common stock in the public market and PAETEC’s ability to raise capital in the future; and interest rate risks and compliance with covenants under PAETEC’s debt agreements. PAETEC disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About PAETEC

PAETEC (NASDAQ GS: PAET) is personalizing business communications for medium-sized and large businesses, enterprise organizations, and institutions across the United States. We offer a comprehensive suite of IP, voice, data and Internet services, as well as enterprise communications management software, network security solutions, CPE, and managed services. For more information, visit www.paetec.com.